AGREEMENT FOR MEMBER OF THE SCIENTIFIC ADVISORY COMMITTEE

        THIS AGREEMENT is made and entered into effective as of July 7, , 2009 (the "Effective Date"), by and between Immunotech Laboratories Inc., a Nevada corporation, ("Company") and Joel L. Zive an individual ("Advisor").

        1. Term.

(a) This Agreement shall continue for a period of one (3) years from the Effective Date and shall continue thereafter for as long as Advisor is requested to remain on the Scientific Advisory Board of the Company.

b) Notwithstanding the foregoing and provided that Advisor has neither voluntarily resigned nor been terminated for "cause" as defined in Section 3(b) of this Agreement, Company agrees to use its best efforts to reappoint Advisor to the Scientific Advisory Board.

        2. Position and Responsibilities.

(a) Position. Company hereby retains Advisor to serve as member of the Scientific Advisory Committee. Advisor shall perform such duties and responsibilities as are normally related to such position in accordance with Company's bylaws and applicable law, including those services described on Exhibit A, (the "Services"), and Advisor hereby agrees to use his best efforts to provide the Services. Advisor shall not allow any other person or entity to perform any of the Services for or instead of Advisor. Advisor shall comply with the statutes, rules, regulations and orders of any governmental or quasi-governmental authority, which are applicable to the performance of the Services, and Company's rules, regulations, and practices as they may from time-to-time be adopted or modified.

(b) Other Activities. Advisor may be employed by another company, may serve on other Scientific Advisory Committees or Advisory Boards, and may engage in any other business activity (whether or not pursued for pecuniary advantage), as long as such outside activities do not violate Advisor's obligations under this Agreement or Advisor's obligations to the Company.

The ownership of less than a 5% interest in an entity, by itself, shall not constitute a violation of this duty.

Advisor represents that, to the best of his/her knowledge, Advisor has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, and Advisor agrees to use his/her best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict, without the approval of the Company. If, at any time, Advisor is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Advisor will promptly notify the Company of such obligation, prior to making such disclosure or taking such action.

(c) No Conflict. Except as set forth in Section 2(b) and Exhibit A, Advisor will not engage in any activity that creates an actual conflict of interest with Company, regardless of whether such activity is prohibited by Company's conflict of interest guidelines or this Agreement, and Advisor agrees to notify the Company before engaging in any activity that creates a potential conflict of interest with Company. Specifically and except as set forth in Section 2(b) and Exhibit A of this Agreement, Advisor shall not engage in any activity that is in direct competition with the Company or serve in any capacity (including, but not limited to, as an employee, consultant, advisor or director) in any company or entity that competes directly with the Company, as reasonably determined by the Company, without the approval of the Company.

        3. Compensation and Benefits.

(a) Stock and Stock Options. Company acknowledges that in consideration of the services to be rendered under this Agreement, Company agrees to grant Advisor the following:

For each year of services rendered, 25,000 shares of the company's common stock, for a total of 75,000 common shares.   The first year 25,000 shares are given to the Advisor up front.  Upon the effective date of this agreement, the company will process the initial 25,000 rule 144 restricted shares, which shall be fully vested six months from the Effective Date.  The remaining 50,000 shares will be given to the advisor as follows:  25,000 shares at the end of year two and 25,000 shares at the end of year three.  In the event (i) of a merger, change in control or sale of Company or (ii) Advisor either is terminated as an Advisor or is not reappointed, where the Advisor has not engaged in conduct during his tenure on the board which would constitute "cause" for such termination, as determined by the Company, the Shares immediately shall become fully vested. "Cause" means a determination by Company that the Advisor has been engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing Advisor's appointment; (iv) willful conversion of corporate funds; (v) material breach of an obligation to make full disclosure; (vi) gross incompetence; (vii) gross inefficiency; (viii) acts of moral turpitude; or (ix) repeated failure to participate in agreed upon scientific or trade conferences, scientific and technical meetings or teleconferences despite having received proper notice of such at least 48 hours in advance thereof.

(b) Expenses. The Company shall reimburse Advisor for all approved reasonable business expenses incurred in the performance of his/her duties hereunder in accordance with Company's expense reimbursement guidelines.

(c) Indemnification. Company will indemnify and defend Advisor  against any liability incurred in the performance of the Services to the fullest extent authorized in Company's Certificate of Incorporation, as amended, bylaws, as amended, and applicable law. Advisor shall be entitled to the protection of any insurance policies the Company maintains for the benefit of the Company against all costs, charges and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation with Company, its subsidiaries, or affiliates.

(d) Records. Advisor shall have reasonable access to scientific and technical information and data of Company, as necessary to enable Advisor to fulfill his/her obligations as an Advisor of Company.

        4. Termination.

a) Right to Terminate. At any time, Advisor may be removed as provided in Company's Certificate of Incorporation, as amended, bylaws, as amended, and applicable law. Advisor may resign as Advisor as provided in Company's Certificate of Incorporation, as amended, bylaws, as amended, and applicable law. Notwithstanding anything to the contrary contained in or arising from this Agreement or any statements, policies, or practices of Company, neither Advisor nor Company shall be required to provide any advance notice or any reason or cause for termination of Advisor's status, except as provided in Company's Certificate of Incorporation, as amended, Company's bylaws, as amended, and applicable law.

b) Effect of Termination as Advisor. Upon a termination of Advisor's status, this Agreement will terminate. Except as provided herein, the Company shall pay to Advisor all compensation and benefits to which Advisor is entitled up through the date of termination, and thereafter, all of the Company's obligations under this Agreement shall cease, except as provided in Sections 1(b), 3(b), 3(d), 3(e), and 5.

c) Effect of Termination as Advisor. Upon a termination of

Advisor's status as an Advisor, this Agreement will terminate; Company shall pay to Advisor all compensation and benefits to which Advisor is entitled up through the date of termination. Thereafter, all of Company's obligations under this Agreement shall cease, except as provided in Sections 1(b), 3(a), 3(b), 3(c) and 5.

        5. Termination Obligations.

(a) Advisor agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Advisor incident to his services belong to Company and shall be promptly returned at the request of Company.

(b) Upon termination of this Agreement, Advisor shall be deemed to have resigned from all offices then held with Company by virtue of his/her position as Advisor, except that Advisor shall continue to serve as an Advisor if reappointed as an Advisor by the Company as provided in Company's Certificate of Incorporation, as amended, Company's bylaws, as amended, and applicable law. Advisor agrees that following any termination of this Agreement, he/she shall cooperate with Company in the winding up or transferring to other Advisors of any pending work and shall also cooperate with Company (to the extent allowed by law, and at Company's expense) in the defense of any action brought by any third party against Company that relates to the Services.

(c) The Company and Advisor agree that their obligations under this Section, as well as Sections 1(b), 3(a), 3(b), 3(c), 4(b), 4(c) and 7, shall survive the termination of this Agreement.

6. Nondisclosure Obligations.

Advisor shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information (as defined below), confidential information, or trade secrets belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by Company. These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Company, and other third parties, learned by Advisor as a result of performing the Services.

"Proprietary Information" means all information pertaining in any manner to the business of Company, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Advisor's general knowledge prior to his/her relationship with Company; or (iii) the information is disclosed to Advisor without restriction by a third party who rightfully possesses the information and did not learn of it from Company.

        7. Dispute Resolution.

(a) Jurisdiction and Venue. The parties agree that any suit, action, or proceeding between Advisor (and his attorneys, successors, and assigns) and Company (and its affiliates, shareholders, directors, officers, employees, members, agents, successors, attorneys, and assigns) relating to the Services or the termination of those Services shall be brought in either the United States District Court for the Central District of California or in a California state court in the County of Los Angeles Central District and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

(b) Attorneys' Fees. Should any litigation, arbitration or other proceeding be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees in such proceeding. This amount shall be determined by the court in such proceeding. In addition to any amount received as attorneys' fees, the prevailing party also shall be entitled to receive from the party held to be liable, an amount equal to the attorneys' fees and costs incurred in enforcing any judgment against such party. This Section is severable from the other provisions of this Agreement and survives any judgment and is not deemed merged into any judgment.

        8. Entire Agreement. This Agreement is intended to be the final, complete, and exclusive statement of the terms of Advisor's relationship solely with respect to his position as Advisor with Company. This Agreement entirely supersedes and may not be contradicted by evidence of any prior or contemporaneous statements or agreements pertaining to Advisor's position. Agreements related to Advisor's ownership of the Securities are not affected by this Agreement.

        9. Amendments; Waivers. This Agreement may not be amended except by a writing signed by Advisor and by a duly authorized representative of the Company other than Advisor. Failure to exercise any right under this Agreement shall not constitute a waiver of such right.

        10. Assignment. Advisor agrees that Advisor will not assign any rights or obligations under this Agreement, with the exception of Advisor's ability to assign rights with respect to the Securities. Nothing in this Agreement shall prevent the consolidation, merger or sale of Company or a sale of all or substantially all of its assets.

        11. Severability. If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

        12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        13. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

        14. Binding Agreement. Each party represents and warrants to the other that the person(s) signing this Agreement below has authority to bind the party to this Agreement and that this Agreement will legally bind both Company and Advisor. This Agreement will be binding upon and benefit the parties and their heirs, administrators, executors, successors and permitted assigns. To the extent that the practices, policies, or procedures of Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Advisor's duties or compensation not affect the validity or scope of the remainder of this Agreement.

        15. Advisor Acknowledgment. Advisor acknowledges Advisor has had the opportunity to consult legal counsel concerning this Agreement, that Advisor has read and understands the Agreement, that Advisor is fully aware of its legal effect, and that Advsior has entered into it freely based on his own judgment and not on any representations or promises other than those contained in this Agreement.

        16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        17. Date of Agreement. The parties have duly executed this Agreement as of the date first written above.

    Immunotech Laboratories Inc.

    a California corporation:

    By: /s/ Ara Ghanime                       /s/ Harry H. Zhabilov

   ____________________                          _____________________

   Advisor of Immunotech

    __________________

    /s/  Joel L. Zive

 EXHIBIT A

                         DESCRIPTION OF SERVICES

        Responsibilities as Advisor. Advisor shall have all responsibilities of an Advisor of the Company imposed by California or applicable law, the Certificate of Incorporation, as amended, and Bylaws, as amended, of Company. These responsibilities shall include, but shall not be limited to, the following:

1.      Attendance to conferences. to be agreed upon on a case by case basis, taking Into consideration additional compensation requirements covering time and material;

2.      Act as a Scientific/Technical Advisor. Represent the interests of Company in all scientific, technical and business conferences and meetings, teleconferences and conduct presentations; and

3.      Assist company in its efforts to raise private, institutional and governmental investments and grants.

4.      Advise company for all scientific and technical issues and requirements in the process of taking Company's Inactivated Pepsin Fraction technology platform from pre-clinical studies, through the regulatory steps of all clinical trials.